UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement (Revised)
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NEXTDOOR HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To Our Stockholders:
We are pleased to announce the recent appointment of each of Robert Hohman, Marissa Mayer and Niraj Shah to Nextdoor Holdings, Inc.’s Board of Directors. Ms. Mayer and Mr. Shah are each being presented by the Board of Directors as an additional nominee for election as a Class III director at the 2024 annual meeting of stockholders to be held on Tuesday, June 18, 2024 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time, virtually over the Internet at www.virtualshareholdermeeting.com/KIND2024. Mr. Hohman has been appointed as a Class II director and his term shall expire at the 2026 annual meeting of our stockholders.

Since this change affects the matters to be voted on at the annual meeting and certain other disclosures included in the definitive proxy statement that we previously filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”), we are furnishing to you over the Internet or, if you have requested a paper copy of the materials, by mail, additional information in a supplement to the Proxy Statement (this “Proxy Supplement”) and an amended proxy card to enable stockholders to vote on the election of Ms. Mayer and Mr. Shah and to update the relevant disclosures. For technical purposes, the election of each of Ms. Mayer and Mr. Shah as Class III directors is being considered as a separate voting matter (new Proposal 5 (comprising Proposal 5a and 5b)). Whether or not you plan to attend the 2024 annual meeting of stockholders, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. If you sign and return the amended proxy card or vote again by telephone or through the Internet, it will revoke and replace any previous proxy you have submitted. If you have already voted and do not submit new voting instructions, your previously submitted proxy will be voted at the annual meeting with respect to all other proposals but will not be counted in determining the outcome of the election of Ms. Mayer or Mr. Shah. We encourage you to submit a new proxy by Internet, telephone or, if you received a paper copy of the meeting materials, by mail, so that your vote can be counted in the election of Ms. Mayer and Mr. Shah.

The Proxy Supplement should be read in conjunction with the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2023, which we previously provided to our stockholders of record.

On behalf of the Board of Directors and the Nextdoor team, we would like to thank you for your continued support. We look forward to your participation at the 2024 annual meeting of stockholders.

Sincerely,

Nirav Tolia
Executive Chair

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 18, 2024.
The Proxy Statement, Supplement and annual report are available at www.proxyvote.com.

2024 Proxy Statement Supplement	i

Amended Notice of Annual Meeting of Stockholders

Time & Date Tuesday, June 18, 2024 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time	Place Virtually at www.virtualshareholder meeting.com/KIND2024. There is no physical location for the Annual Meeting.
Record Date
Friday, April 19, 2024, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the meeting and any adjournments thereof.

Items of Business

1.
Elect one Class III director of Nextdoor Holdings, Inc. (Chris Varelas) to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers.

4.	Approve the amendment of our Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted pursuant to the Delaware General Corporation Law.

5.
Elect two Class III directors of Nextdoor Holdings, Inc., each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until each such director’s successor is duly elected and qualified.
5a.     Marissa Mayer
5b.     Niraj Shah

6.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Supplement to Proxy Statement
Dated May 7, 2024
2024 Annual Meeting of Stockholders to be Held on June 18, 2024
This document (this “Proxy Supplement”) is a supplement to the proxy statement we previously filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”) for the 2024 annual meeting of stockholders (the “Annual Meeting”) of Nextdoor Holdings, Inc. This Proxy Supplement is being provided to our stockholders to revise our slate of nominees for election to the Board of Directors at the Annual Meeting by adding Marissa Mayer and Niraj Shah as Class III director nominees. In addition, Robert Hohman has been appointed as a Class II director and his term shall expire at the 2026 annual meeting of our stockholders. Mr. Hohman is not standing for election at the Annual Meeting.
For those stockholders who had not previously requested or received paper proxy materials, and in lieu of paper proxy materials, we mailed a revised Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement, the Proxy Supplement, and our annual report online and how to vote online. If you received a paper copy of the meeting materials by mail, an amended proxy card (the “Amended Proxy Card”) is also being mailed together with this Proxy Supplement.
For technical purposes, the election of Ms. Mayer and Mr. Shah as Class III directors is being considered as a separate voting matter (Proposal 5 (comprising Proposal 5a and 5b)). Except as supplemented or amended by the information contained in this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Proxy Supplement carefully and, in its entirety, together with the Proxy Statement.
The Amended Proxy Card differs from the original proxy card previously furnished to you in that the Amended Proxy Card includes the election of Ms. Mayer and Mr. Shah as nominees for Class III director as a new Proposal 5 (comprising Proposal 5a and 5b). If you have already voted, we encourage you to resubmit your vote on all proposals by submitting the Amended Proxy Card with this Proxy Supplement or by submitting a proxy by telephone or through the Internet by following the procedures on your Amended Proxy Card or the revised Notice of Internet Availability of Proxy Materials. However, if you return, or have returned, an original proxy card, your proxy will remain valid for all of the other proposals but will not be counted in the election of Ms. Mayer and Mr. Shah because they are not listed as nominees on the original proxy card. PLEASE NOTE THAT IF YOU SUBMIT A NEW PROXY CARD IT WILL REVOKE ALL PRIOR PROXY CARDS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL ON THE NEW PROXY CARD.

2024 Proxy Statement Supplement	iii

Proposal No. 5: Election of Directors
Our Board of Directors currently consists of ten directors (and following the Annual Meeting will consist of nine directors) and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2025 and 2026, respectively. At the recommendation of our Nominating, Corporate Governance and Corporate Responsibility Committee, our Board of Directors proposes that the two Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each nominee named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Supplement and to serve if elected. Proxies may not be voted for more than three directors at the Annual Meeting. Stockholders may not cumulate votes for the election of directors.

2024 Proxy Statement Supplement	1

PROPOSAL NO. 5A

Nominee to Our Board of Directors (Marissa Mayer)
The nominee and her age, occupation, and length of service on our Board of Directors as of the date of this Proxy Supplement, are provided in the table below and in the additional biographical description set forth in the text below the table.

Name	Age	Director Since
Marissa Mayer	48	May 2024

Marissa Mayer
DIRECTOR
Ms. Mayer has served as Chief Executive Officer of Sunshine Products, Inc., a technology startup focused on making the everyday tasks of photos, events, groups and contacts magical, since she co-founded the company in 2018. She previously served as Chief Executive Officer, President and a member of the board of directors of Yahoo!, Inc., an Internet technology company, from July 2012 to June 2017. Before joining Yahoo!, Ms. Mayer served in various roles of increasing responsibility at Google, Inc., an Internet technology company, from 1999 to 2012, including Vice President, Local, Maps and Locations Services, and Vice President, Search Products and User Experience. She has served on the board of directors of Walmart Inc. since June 2012 and AT&T, Inc. since March 2024. In addition, she serves on the board of the San Francisco Ballet and previously served on the foundation board for the Forum of Young Global Leaders at the World Economic Forum. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science with a specialization in artificial intelligence from Stanford University.
We believe that Ms. Mayer is qualified to serve on the Board of Directors because of her extensive expertise in technology and a deep understanding of the consumer internet experience.

Age: 48

Director Since: May 2024

Committees: Compensation and People Development Committee

2024 Proxy Statement Supplement	2

PROPOSAL NO. 5B

Nominee to Our Board of Directors (Niraj Shah)
The nominee and his age, occupation, and length of service on our Board of Directors as of the date of this Proxy Supplement, are provided in the table below and in the additional biographical description set forth in the text below the table.

Name	Age	Director Since
Niraj Shah	50	May 2024

Niraj Shah
DIRECTOR
Mr. Shah is the Chief Executive Officer and a member of the board of directors of Wayfair Inc., an e-commerce company that sells furniture and home goods, since he co-founded the company in 2002. Prior to co-founding Wayfair, Mr. Shah served as Chief Executive Officer for Simplify Mobile Corporation, an enterprise software company he co‑founded in 2001, and Entrepreneur‑in‑Residence at Greylock Partners, a venture capital firm, in 2001. Prior to this, Mr. Shah served in various roles at iXL Enterprises, Inc., an e-business applications and solutions company, including as Chief Operating Officer and a member of the board of directors, from 1998 to 2000, and as Chief Executive Officer of Spinners Incorporated, an IT consulting company he co‑founded, from 1995 to 1998. Mr. Shah also currently serves on the board of directors of the Shah Charitable Foundation, the Cornell Tech Council and the Massachusetts Competitive Partnership. Mr. Shah received a B.S. in Engineering from Cornell University.
We believe that Mr. Shah is qualified to serve on the Board of Directors because of his extensive business, leadership and operational experience.

Age: 50

Director Since: May 2024

Committees: None

Voting Requirements
Each director will be elected by a plurality of the votes cast, which means the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. Abstentions, “withhold authority” votes and broker non-votes will have no effect on the outcome of this proposal.
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 3 and Proposal No. 4.

2024 Proxy Statement Supplement	3

Proposal No. 1

Board Recommendation Our Board of Directors recommends a vote “FOR” the election of the Class III director nominated for election pursuant to each of Proposal 5a and Proposal 5b.

Continuing Directors
The following shall be added to the section “Proposal No. 1: Election of Directors—Continuing Directors”:

Name of Director	Age	Position	Director Since

Class II Directors:
Robert Hohman	53	Director	May 2024

Robert Hohman
DIRECTOR
Mr. Hohman founded Glassdoor, Inc., a digital platform which provides reputational, compensation, and other information on companies provided by users, in 2007 and has served as its Chairman since January 2020. Prior to his service as Chairman, Mr. Hohman was Glassdoor’s Chief Executive Officer from June 2007 to January 2020. Mr. Hohman also currently serves as an advisor to Riot Games, Inc., a video game developer company, and Executive Producer of Tweaking Cat Studios, a family gaming studio. Mr. Hohman previously served on the audit committee and the board of directors of OpenTable, Inc., an online restaurant reservation company, from 2012 to 2014. Prior to founding Glassdoor in 2007, Mr. Hohman served in management roles at Hotwire, Inc. and Expedia Group, Inc., both digital travel companies. Mr. Hohman received a B.S. and M.S. in Computer Science from Stanford University.
We believe that Mr. Hohman is qualified to serve on the Board of Directors because of his expertise with respect to user generated content sites.

Age: 53

Director Since: May 2024

Committees: Nominating, Corporate Governance and Corporate Responsibility Committee

There are no family relationships among our directors and executive officers.
Independence of Directors
The final paragraph of the section “Board of Directors and Committees of the Board of Directors; Corporate Governance Standards and Director Independence—Independence of Directors” shall be amended and replaced in its entirety with the following paragraph:
Our Board of Directors conducts an annual review of the independence of our directors. In its most recent review (or in the case of Messrs. Hohman and Shah and Ms. Mayer, in connection with their appointment to our Board of Directors), our Board of Directors determined that Dana Evan, J. William Gurley, Robert Hohman, Marissa Mayer, Mary Meeker, Jason Pressman, Niraj

2024 Proxy Statement Supplement	4

Proposal No. 5
Shah, David Sze, and Chris Varelas, representing nine of our ten directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. Our Board of Directors has also determined that all members of our Audit and Risk Committee, Compensation and People Development Committee, and Nominating, Corporate Governance and Corporate Responsibility Committee satisfy the relevant independence requirements.
Stock Ownership of New Directors
None of Messrs. Hohman and Shah or Ms. Mayer beneficially owned any shares of Class A common stock or Class B common stock as of April 19, 2024, the record date of the Annual Meeting.
Non-Employee Director Compensation Program
On May 1, 2024, our Board of Directors approved an amended non-employee compensation program. Under this amended program, our non-employee directors receive cash and equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. We also reimburse our non-employee directors for reasonable, customary and documented expenses for travel to and from board meetings. With respect to cash compensation, effective July 1, 2024, non-employee directors are entitled to an annual fee equal to $40,000, which is payable quarterly in arrears and pro-rated for partial quarters served. The chairperson of each of our Audit and Risk Committee, Compensation and People Development Committee, and Nominating, Corporate Governance and Corporate Responsibility Committees receives an additional annual payment of $27,500, $27,500, and $10,000, respectively, payable quarterly in arrears and pro-rated for partial quarters served. Members of our Audit and Risk Committee, Compensation and People Development Committee, and Nominating, Corporate Governance and Corporate Responsibility Committees receive an additional annual payment of $10,000, $10,000, and $4,000, respectively, payable quarterly in arrears and pro-rated for partial quarters served. Our Lead Independent Director receives an additional annual payment of $15,000 payable quarterly in arrears and pro-rated for partial quarters served. With respect to equity, each new non-employee director is entitled to receive an initial grant of restricted stock units under our 2021 Equity Incentive Plan (the “2021 EIP”) with a grant date fair value of $350,000 (the “Initial Award”), which award vests annually over a two-year period. Following initial appointment, each non-employee director who is serving on, and will continue to serve on the Board of Directors following each annual meeting of our stockholders, will be granted an award of restricted stock units under our 2021 EIP with a grant date fair value of $175,000, which award vests on the earlier of (a) the date of the next annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the applicable non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) and (b) the date that is one year following the grant date (the “Annual Award”).
Other Matters
Other than as set forth above, no items presented in the Proxy Statement are affected by this Proxy Supplement, and you should carefully review the Proxy Statement prior to voting your shares. Our Board of Directors and management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the amended proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the amended proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

2024 Proxy Statement Supplement	5

NEXTDOOR HOLDINGS, INC.
420 TAYLOR STREET
SAN FRANCISCO, CA 94102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KIND2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V51581-P08079

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTDOOR HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Chris Varelas

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3:

	For	Against	Abstain
3. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:

	For	Against	Abstain
4. Approval of the Amendment to the Company's Amended and Restated Certificate of Incorporation.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 5a and 5b:

5. Election of Class III Directors

	For	Withhold
5a. Marissa Mayer	☐	☐
5b. Niraj Shah	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Supplement are available at www.proxyvote.com.

V51582-P08079

NEXTDOOR HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 18, 2024 12:00 P.M. EASTERN TIME / 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Nirav Tolia and Sophia Schwartz, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEXTDOOR HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time on June 18, 2024, at www.virtualshareholdermeeting.com/KIND2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side